UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 18, 2017

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 18, 2017, Immucor, Inc. (the “Company”) committed to a cost reduction exercise. The Company has invested heavily across all facets of its business since its acquisition by TPG Capital in August 2011. These investments have included people, systems, processes and acquisitions, resulted in an increase of more than $60 million in our cost base and added nearly 400 people to the organization. The Company has undertaken a review of its cost structure and has taken steps to become more efficient and streamline our organization.

As part of this exercise, the Company expects to generate approximately $15 million in annual cost savings beginning in fiscal year 2018, as a result of reductions in both headcount and discretionary spending. In connection with this cost reduction exercise, the Company expects to incur approximately $3 million during the fourth quarter of fiscal year 2017 in one-time expenses, primarily for severance and other employee-related termination costs.

Forward-Looking Statements

Certain statements herein, including the expected benefits from the Company’s cost reduction exercise, are “forward-looking statements” based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but any forward-looking statements are subject to various risks and uncertainties and there can be no assurance that the Company will realize its expectations or that its beliefs will prove correct. Actual results of operations may differ materially from current expectations.

Important factors that could cause the Company’s actual results to differ materially from forward-looking statements are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: April 19, 2017	By:	/s/ Dominique Petitgenet
Dominique Petitgenet
Vice President and Chief Financial Officer